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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated November 27, 1995, which appears on page 32 of The Walt Disney Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, and of our report dated June 5, 1995, which appears on page F-2 of The Disney Salaried Savings and Investment Plan's Annual Report on Form 10-K/A for the year ended December 31, 1994.



PRICE WATERHOUSE LLP

Los Angeles, California
January 15, 1996